Exhibit 99.1

Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7017
pelenio@arbor.com	scarrington@theruthgroup.com

Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust, Inc. Announces Pricing
of Public Offering of Common Stock

Uniondale,  NY, March 22, 2013 — Arbor Realty Trust, Inc. (the “Company”) (NYSE: ABR), announced today that it has successfully priced its public offering of 5,625,000 shares of common stock at a public offering price per share of $8.00.  The Company has also granted the underwriters a 30-day option to purchase up to an additional 843,750 shares of its common stock on the same terms and conditions.  Deutsche Bank Securities Inc. is the sole book-running manager for the offering.  JMP Securities LLC is the lead manager for the offering.  The Company intends to use the net proceeds from the offering to make investments, to repurchase or pay liabilities and for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The offering will be made pursuant to the Company’s existing effective shelf registration statement, previously filed with the Securities and Exchange Commission. The offering of these securities will be made only by means of a prospectus and related prospectus supplement.  When available, copies of the prospectus and accompanying preliminary prospectus supplement relating to these securities may be obtained by contacting Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836; Email: prospectus.CPDG@db.com; Telephone: (800) 503-4611.

About Arbor Realty Trust, Inc.

The Company is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. The Company commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage,

LLC, a national commercial real estate finance company operating through 14 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain statements in this press release, including with regard to the Company’s securities offering and contemplated use of proceeds, may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate and capital markets, and other risks detailed in the prospectus relating to the offering and the documents incorporated by reference therein, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other reports filed with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.